The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated October 17, 2023

JPMorgan Chase Financial Company LLC	October 2023 Pricing Supplement Registration Statement Nos. 333-270004 and 333-270004-01 Dated October , 2023 Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. and International Equities

PLUS Based on the Performance of a Basket of Four Underlying Stocks due April 29, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The PLUS will pay no interest and do not guarantee any return of your principal at maturity. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket, subject to a maximum payment at maturity. However, if the basket has declined in value, at maturity investors will lose 1% for every 1% decline. The PLUS are for investors who seek exposure to an equally weighted basket of the four underlying stocks specified below and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature that applies to a limited range of positive performance of the basket. The PLUS are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the PLUS is subject to the credit risk of JPMorgan Financial, as issuer of the PLUS, and the credit risk of JPMorgan Chase & Co., as guarantor of the PLUS. The investor may lose some or all of the stated principal amount of the PLUS.

SUMMARY TERMS
Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Basket:	Basket components	Bloomberg ticker symbol	Basket component weighting
	Common stock of Schlumberger N.V. (Schlumberger Limited) (“SLB”)	SLB UN Equity	25.00%
	Common stock of Occidental Petroleum Corporation (“OXY”)	OXY UN Equity	25.00%
	Common shares of Nabors Industries Ltd. (“NBR”)	NBR UN Equity	25.00%
	Shares of Transocean Ltd. (“RIG”)	RIG UN Equity	25.00%
We refer to SLB, OXY, NBR and RIG as the underlying stocks and the basket components.
Aggregate principal amount:	$
Payment at maturity:	If the final basket value is greater than the initial basket value, for each $1,000 stated principal amount PLUS,
$1,000 + leveraged upside payment
In no event will the payment at maturity exceed the maximum payment at maturity.
If the final basket value is less than or equal to the initial basket value, for each $1,000 stated principal amount PLUS,
$1,000 × basket performance factor
This amount will be less than or equal to the stated principal amount of $1,000 per PLUS.
Leveraged upside payment:	$1,000 × leverage factor × basket percent increase
Basket percent increase:	(final basket value – initial basket value) / initial basket value
Initial basket value:	Set equal to 100 on the pricing date
Final basket value:	The basket closing value on the valuation date
Leverage factor:	300%
Basket performance factor:	final basket value / initial basket value
Maximum payment at maturity:	At least $1,480.00 (at least 148.00% of the stated principal amount) per PLUS. The actual maximum payment at maturity will be provided in the pricing supplement and will not be less than $1,480.00 per PLUS.
Stated principal amount:	$1,000 per PLUS
Issue price:	$1,000 per PLUS (see “Commissions and issue price” below)
Pricing date:	October , 2023 (expected to price on or about October 24, 2023)
Original issue date (settlement date):	October , 2023 (3 business days after the pricing date)
Valuation date*:	April 24, 2025
Maturity date*:	April 29, 2025
CUSIP / ISIN:	48134BYD9 / US48134BYD99
Listing:	The PLUS will not be listed on any securities exchange.
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Terms continued on the following page
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per PLUS	$1,000.00	$20.00(2)	$975.00
$5.003)
Total	$	$	$

(1)	See “Additional Information about the PLUS — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the PLUS.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $20.00 per $1,000 stated principal amount PLUS. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each $1,000 stated principal amount PLUS

*Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

If the PLUS priced today and assuming a maximum payment at maturity equal to the minimum listed above, the estimated value of the PLUS would be approximately $965.10 per $1,000 stated principal amount PLUS. The estimated value of the PLUS on the pricing date will be provided in the pricing supplement and will not be less than $940.00 per $1,000 stated principal amount PLUS. See “Additional Information about the PLUS — The estimated value of the PLUS” in this document for additional information.

Investing in the PLUS involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Risk Factors” beginning on page 9 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the PLUS or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The PLUS are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the PLUS” at the end of this document.

Product supplement no. 4-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

Prospectus supplement and prospectus, each dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Underlying Stocks due April 29, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:
Basket closing value:

The basket closing value on the valuation date will be calculated as follows:

100 × [1 + sum of (basket component return of each basket component × basket component weighting of that basket component)]

Basket component return:	On the valuation date, the basket component return for each basket component is equal to the share return for that basket component on the valuation date
Stock return:	With respect to each underlying stock, (final stock price – initial stock price) initial stock price
Initial stock price:	With respect to each underlying stock, the closing price of one share of that underlying stock on the pricing date
Final stock price:	With respect to each underlying stock, the closing price of one share of that underlying stock on the valuation date
Stock adjustment factor:	The stock adjustment factor of each underlying stock is referenced in determining the closing price of one share of that underlying stock and is set initially at 1.0 on the pricing date. The stock adjustment factor of each underlying stock is subject to adjustment in the event of certain corporate events affecting that underlying stock.

October 2023	Page 2

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Underlying Stocks due April 29, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Performance Leveraged Upside Securities

Principal at Risk Securities

The PLUS Based on the Performance of a Basket of Four Underlying Stocks due April 29, 2025 (the “PLUS”) can be used:

▪	As an alternative to direct exposure to the basket components that enhances returns for a certain range of positive performance of the basket.
▪	To potentially achieve similar levels of upside exposure to the basket as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor.

The PLUS are exposed on a 1:1 basis to the negative performance of the basket.

Maturity:	Approximately 18 months
Leverage factor:	300%
Maximum payment at maturity:	At least $1,480.00 (at least 148.00% of the stated principal amount) per PLUS (to be provided in the pricing supplement)
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the PLUS.
Basket component weightings:	25.00% for SLB, 25.00% for OXY, 25.00% for NBR and 25.00% for RIG

Supplemental Terms of the PLUS

For purposes of the accompanying product supplement, each underlying stock is a “Reference Stock.”

Any values of the underlying stocks, and any values derived therefrom, included in this document may be corrected, in the event of manifest error or inconsistency, by amendment of this document and the corresponding terms of the PLUS. Notwithstanding anything to the contrary in the indenture governing the PLUS, that amendment will become effective without consent of the holders of the PLUS or any other party.

October 2023	Page 3

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Underlying Stocks due April 29, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

PLUS offer leveraged exposure to an underlying asset, which may be equities, commodities and/or currencies, without any protection against negative performance of the underlying asset. If the underlying asset has decreased in value, investors are fully exposed to the negative performance of the underlying asset. At maturity, if the underlying asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the underlying asset has depreciated, the investor will lose 1% for every 1% decline. Investors may lose some or all of the stated principal amount of the PLUS.

Leveraged Performance	The PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance relative to a direct investment in the basket.
Upside Scenario	The final basket value is greater than the initial basket value and, at maturity, the PLUS pay the stated principal amount of $1,000 plus a return equal to 300% of the basket percent increase, subject to the maximum payment at maturity of at least $1,480.00 (at least 148.00% of the stated principal amount) per PLUS. The actual maximum payment at maturity will be provided in the pricing supplement.
Par Scenario	The final basket value is equal to the initial basket value and, at maturity, the PLUS pay the stated principal amount of $1,000 per PLUS.
Downside Scenario	The final basket value is less than the initial basket value and, at maturity, the PLUS pay an amount that is less than the stated principal amount. This decrease will be by an amount that is proportionate to the percentage decline of the final basket value from the initial basket value. (Example: if the basket decreases in value by 30%, the PLUS will pay an amount that is less than the stated principal amount by 30%, or $700.00 per PLUS.)

October 2023	Page 4

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Underlying Stocks due April 29, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the PLUS based on the following terms:

Stated principal amount:	$1,000 per PLUS
Leverage factor:	300%
Hypothetical maximum payment at maturity:	$1,480.00 (148.00% of the stated principal amount) per PLUS (which represents the lowest hypothetical maximum payment at maturity)*

*The actual maximum payment at maturity will be provided in the pricing supplement and will not be less than $1,480.00 per PLUS.

PLUS Payoff Diagram

How it works

▪	Upside Scenario. If the final basket value is greater than the initial basket value, for each $1,000 principal amount PLUS investors will receive the $1,000 stated principal amount plus a return equal to 300% of the appreciation of the basket over the term of the PLUS, subject to the maximum payment at maturity. Under the hypothetical terms of the PLUS, an investor will realize the hypothetical maximum payment at maturity at a final basket value of 116.00% of the initial basket value.
▪	Par Scenario. If the final basket value is equal to the initial basket value, investors will receive the stated principal amount of $1,000 per PLUS.
▪	Downside Scenario. If the final basket value is less than the initial basket value, investors will receive an amount that is less than the stated principal amount by an amount proportionate to the percentage decrease of the final basket value from the initial basket value.
▪	For example, if the basket depreciates 50%, investors will lose 50% of their principal and receive only $500 per PLUS at maturity, or 50% of the stated principal amount.

The hypothetical returns and hypothetical payments on the PLUS shown above apply only if you hold the PLUS for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

October 2023	Page 5

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Underlying Stocks due April 29, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Payouts on the PLUS at Maturity

Below are three examples of how to calculate the payment at maturity based on the hypothetical closing prices of the underlying stocks in the respective tables below. The following hypothetical examples are provided for illustrative purposes only. Actual results may vary. The hypothetical initial stock price of each underlying stock of $100.00 has been chosen for illustrative purposes only and may not represent a likely actual initial stock price of any underlying stock. The actual initial stock price of each underlying stock will be the closing price of one share of that underlying stock on the pricing date and will be provided in the pricing supplement. For historical data regarding the actual closing prices of one share of each underlying stock, please see the historical information set forth under “Basket Overview” in this pricing supplement.

Example 1:  The final basket value is greater than the initial basket value, and the payment at maturity is less than the hypothetical maximum payment at maturity.

Basket component	Weight in Basket	Hypothetical initial stock price	Hypothetical final stock price	Basket component return
SLB	25.00%	$100.00	$102.50	+2.50%
OXY	25.00%	$100.00	$102.50	+2.50%
NBR	25.00%	$100.00	$102.50	+2.50%
RIG	25.00%	$100.00	$102.50	+2.50%

Basket percent increase = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (basket component return of each basket component × basket component weighting of that basket component)]

Using the hypothetical values above, the sum of the basket component return of each basket component times the basket component weighting of that basket component:

[($102.50 – $100.00) / $100.00] × 25.00% = 0.625%
[($102.50 – $100.00) / $100.00] × 25.00% = 0.625%
[($102.50 – $100.00) / $100.00] × 25.00% = 0.625%
[($102.50 – $100.00) / $100.00] × 25.00% = 0.625%
0.625% + 0.625%+ 0.625%+ 0.625% = 2.50%

Final basket value	=	100 × (1 + 2.50%), which equals 102.50
Basket percent increase	=	(102.50 – 100) / 100, which equals 2.50%

The payment at maturity per PLUS will equal $1,000 plus the leveraged upside payment, subject to the maximum payment at maturity. The leveraged upside payment will equal (i) $1,000 times (ii) the leverage factor times (iii) the basket percent increase, or:

$1,000 × 300% × 2.50% = $75.00

Because this amount would not result in a payment at maturity that would exceed the hypothetical maximum payment at maturity of $1,480.00 per PLUS, the payment at maturity will equal $1,000 plus the leveraged upside payment, or:

$1,000 + $75.00 = $1,075.00

October 2023	Page 6

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Underlying Stocks due April 29, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Example 2: The final basket value is greater than the initial basket value, and the payment at maturity is equal to the hypothetical maximum payment at maturity.

Basket component	Weight in Basket	Hypothetical initial stock price	Hypothetical final stock price	Basket component return
SLB	25.00%	$100.00	$160.00	+60.00%
OXY	25.00%	$100.00	$160.00	+60.00%
NBR	25.00%	$100.00	$160.00	+60.00%
RIG	25.00%	$100.00	$160.00	+60.00%

Basket percent increase = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (basket component return of each basket component × basket component weighting of that basket component)]

Using the hypothetical values above, the sum of the basket component return of each basket component times the basket component weighting of that basket component:

[($160.00 – $100.00) / $100.00] × 25.00% = 15.00%
[($160.00 – $100.00) / $100.00] × 25.00% = 15.00%
[($160.00 – $100.00) / $100.00] × 25.00% = 15.00%
[($160.00 – $100.00) / $100.00] × 25.00% = 15.00%
15.00% + 15.00% + 15.00% + 15.00% = 60.00%

Final basket value	=	100 × (1 + 60.00%), which equals 160.00
Basket percent increase	=	(160.00 – 100) / 100, which equals 60.00%

The payment at maturity per PLUS will equal $1,000 plus the leveraged upside payment, subject to the maximum payment at maturity. The leveraged upside payment will equal (i) $1,000 times (ii) the leverage factor times (iii) the basket percent increase, or:

$1,000 × 300% × 60.00% = $1,800.00

Because this amount would result in a payment at maturity that would exceed the hypothetical maximum payment at maturity of $1,480.00 per PLUS, the payment at maturity will equal the hypothetical maximum payment at maturity of $1,480.00 per PLUS.

October 2023	Page 7

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Underlying Stocks due April 29, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Example 3: The final basket value is less than or equal to the initial basket value.

Basket component	Weight in Basket	Hypothetical initial stock price	Hypothetical final stock price	Basket component return
SLB	25.00%	$100.00	$50.00	-50.00%
OXY	25.00%	$100.00	$102.00	+2.00%
NBR	25.00%	$100.00	$102.00	+2.00%
RIG	25.00%	$100.00	$102.00	+2.00%

Basket performance factor = final basket value / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (basket component return of each basket component × basket component weighting of that basket component)]

Using the hypothetical values above, the sum of the basket component return of each basket component times the basket component weighting of that basket component:

[($50.00 – $100.00) / $100.00] × 25.00% = -12.50%
[($102.00 – $100.00) / $100.00] × 25.00% = 0.50%
[($102.00 – $100.00) / $100.00] × 25.00% = 0.50%
[($102.00 – $100.00) / $100.00] × 25.00% = 0.50%
(-12.50%) + 0.50% + 0.50% + 0.50% = -11.00%

Final basket value	=	100 × (1 + (-11.00%)), which equals 89
Basket performance factor	=	89 / 100, which equals 89.00%

In the above example, the final stock prices of all the basket components except for SLB (with a combined weighting of 75.00% of the basket) are each higher than their respective initial stock prices, but the final stock price of SLB (with a weighting of 25.00% of the basket) is lower than its initial stock price. Accordingly, although the final stock prices of 75.00% of the basket components (by weight) have increased in value over their respective initial stock prices, the final stock price of the other 25.00% (by weight) of the basket has declined and, because it has declined significantly, its decline more than offsets the increases in the other basket components and, consequently, the basket performance factor is less than 100%.

Because the final basket value is less than or equal to the initial basket value in this example, the payment at maturity per PLUS will equal $1,000 times the basket performance factor; or

$1,000 × 89.00% = $890.00

The payment at maturity per PLUS will be $890.00, which is less than the stated principal amount by an amount that is proportionate to the percentage decline in the basket.

October 2023	Page 8

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Underlying Stocks due April 29, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the PLUS. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement and the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the PLUS.

Risks Relating to the PLUS Generally

▪	The PLUS do not pay interest or guarantee the return of any principal and your investment in the PLUS may result in a loss. The terms of the PLUS differ from those of ordinary debt securities in that the PLUS do not pay interest or guarantee the payment of any principal amount at maturity. If the final basket value is less than the initial basket value, the payment at maturity will be an amount in cash that is less than the stated principal amount of each PLUS by an amount proportionate to the decrease in the value of the basket and may be zero.
▪	The appreciation potential of the PLUS is limited by the maximum payment at maturity. The appreciation potential of the PLUS is limited by the maximum payment at maturity of at least $1,480.00 (at least 148.00% of the stated principal amount) per PLUS. The actual maximum payment at maturity will be provided in the pricing supplement. Because the maximum payment at maturity will be limited to at least 148.00% of the stated principal amount for the PLUS, any increase in the final basket value by more than 16.00% (if the maximum payment at maturity is set at 148.00% of the stated principal amount) will not further increase the return on the PLUS.
▪	The PLUS are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the PLUS. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the PLUS. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the PLUS. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the PLUS and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the PLUS. If these affiliates do not make payments to us and we fail to make payments on the PLUS, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
▪	Correlation (or lack of correlation) of performances among the basket components may reduce the performance of the basket, and changes in the values of the basket components may offset each other. The PLUS are linked to an equally weighted basket consisting of the basket components. Movements and performances of the basket components may or may not be correlated with each other. At a time when the value of one or more of the basket components increases, the values of the other basket components may not increase as much or may decline. Therefore, in calculating the final basket value, increases in the value of one or more of the basket components may be moderated, or more than offset, by the lesser increases or declines in the values of the other basket components. High correlation of movements in the values of the basket components during periods of negative returns could have an adverse effect on your return on your investment. There can be no assurance that the final basket value will be greater than the initial basket value.
▪	Secondary trading may be limited. The PLUS will not be listed on a securities exchange. There may be little or no secondary market for the PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS easily. JPMS may act as a market maker for the PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in

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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Underlying Stocks due April 29, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

the secondary market for the PLUS, the price at which you may be able to trade your PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the PLUS.
▪	The final terms and estimated valuation of the PLUS will be provided in the pricing supplement. The final terms of the PLUS will be provided in the pricing supplement. In particular, each of the estimated value of the PLUS and the maximum payment at maturity will be provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this document. Accordingly, you should consider your potential investment in the PLUS based on the minimums for the estimated value of the PLUS and the maximum payment at maturity.
▪	The tax consequences of an investment in the PLUS are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the PLUS, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the PLUS described in “Additional Information about the PLUS ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the PLUS, the timing and character of any income or loss on the PLUS could differ materially and adversely from our description herein.

In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect.

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the PLUS, including possible alternative treatments and the issues presented by this notice.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the PLUS and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the PLUS, including acting as calculation agent and as an agent of the offering of the PLUS, hedging our obligations under the PLUS and making the assumptions used to determine the pricing of the PLUS and the estimated value of the PLUS, which we refer to as the estimated value of the PLUS. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the PLUS. The calculation agent will determine the final basket value and will calculate the amount of payment you will receive at maturity, if any. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events or any anti-dilution adjustments, may affect the payment to you at maturity. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the PLUS and the value of the PLUS. It is possible that hedging or trading activities of ours or our affiliates in connection with the PLUS could result in substantial returns for us or our affiliates while the value of the PLUS declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

October 2023	Page 10

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Underlying Stocks due April 29, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the PLUS on or prior to the pricing date and prior to maturity could adversely affect the values of the basket components and, as a result, could decrease the amount an investor may receive on the PLUS at maturity, if any. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial stock price of a basket component and, therefore, could potentially increase the value that the final stock price of a basket component must reach before you receive a payment at maturity that exceeds the issue price of the PLUS or so that you do not suffer a loss on your initial investment in the PLUS. Additionally, these hedging or trading activities during the term of the PLUS, including on the valuation date, could adversely affect the final basket value and, accordingly, the payment to you at maturity, if any. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the PLUS declines.

Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS

▪	The estimated value of the PLUS will be lower than the original issue price (price to public) of the PLUS. The estimated value of the PLUS is only an estimate determined by reference to several factors. The original issue price of the PLUS will exceed the estimated value of the PLUS because costs associated with selling, structuring and hedging the PLUS are included in the original issue price of the PLUS. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the PLUS and the estimated cost of hedging our obligations under the PLUS. See “Additional Information about the PLUS — The estimated value of the PLUS” in this document.
▪	The estimated value of the PLUS does not represent future values of the PLUS and may differ from others’ estimates. The estimated value of the PLUS is determined by reference to internal pricing models of our affiliates. This estimated value of the PLUS is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the PLUS that are greater than or less than the estimated value of the PLUS. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the PLUS could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy the PLUS from you in secondary market transactions. See “Additional Information about the PLUS — The estimated value of the PLUS” in this document.
▪	The estimated value of the PLUS is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the PLUS as well as the higher issuance, operational and ongoing liability management costs of the PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the PLUS and any secondary market prices of the PLUS. See “Additional Information about the PLUS — The estimated value of the PLUS” in this document.
▪	The value of the PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the PLUS for a limited time period. We generally expect that some of the costs included in the original issue price of the PLUS will be partially paid back to you in connection with any repurchases of your PLUS by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the PLUS — Secondary market prices of the PLUS” in this document for additional information relating to this initial period. Accordingly, the estimated value of your PLUS during this initial period may be

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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Underlying Stocks due April 29, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

lower than the value of the PLUS as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the PLUS will likely be lower than the original issue price of the PLUS. Any secondary market prices of the PLUS will likely be lower than the original issue price of the PLUS because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the PLUS. As a result, the price, if any, at which JPMS will be willing to buy PLUS from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the PLUS.

The PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your PLUS to maturity. See “— Risks Relating to the PLUS Generally — Secondary trading may be limited” above.

▪	Secondary market prices of the PLUS will be impacted by many economic and market factors. The secondary market price of the PLUS during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the values of the basket components, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility of the basket components;
o	the time to maturity of the PLUS;
o	the dividend rates on the underlying stocks;
o	the actual and expected positive or negative correlation among the basket components, or the actual and expected absence of any such correlation;
o	interest and yield rates in the market generally;
o	the occurrence of certain events affecting the issuer of an underlying stock that may or may not require an adjustment to its stock adjustment factor, including a merger or acquisition; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the PLUS, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the PLUS, if any, at which JPMS may be willing to purchase your PLUS in the secondary market.

Risks Relating to the Basket Components

▪	The underlying stocks are concentrated in the energy sector. Each of the underlying stocks has been issued by a company whose business is associated with the energy sector. Because the value of the PLUS is determined by the performance of the basket consisting of the underlying stocks, an investment in the PLUS will be concentrated in this sector. As a result, the value of the PLUS may be subject to greater volatility and be more adversely affected by a single positive or negative economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers.
▪	There are risks associated with investments in securities linked to the values of securities issued by non-U.S. companies with respect to SLB, NBR and RIG. SLB, NBR and RIG are issued by non-U.S. companies. Investments in securities linked to the value of any equity securities issued by a non-U.S.

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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Underlying Stocks due April 29, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

company involve risks associated with the home country of that company. The prices of securities issued by non-U.S. companies may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economy of that country may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. That country may be subjected to different and, in some cases, more adverse economic environments.
▪	Investing in the PLUS is not equivalent to investing in the basket or the basket components. Investing in the PLUS is not equivalent to investing in the basket or the basket components. Investors in the PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the basket components.
▪	No affiliation with the issuers of the underlying stocks. Each of the issuers of the underlying stocks is not an affiliate of ours, is not involved with this offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the PLUS. We have not made any due diligence inquiry with respect to the issuers of the underlying stocks in connection with this offering.
▪	We may engage in business with or involving an issuer of an underlying stock without regard to your interests. We or our affiliates may presently or from time to time engage in business with an issuer of an underlying stock without regard to your interests and thus may acquire non-public information about that issuer. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to an issuer of an underlying stock, which may or may not recommend that investors buy or hold that underlying stock.
▪	Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the PLUS. Governmental legislative and regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the PLUS or one or more of the underlying stocks, or engaging in transactions in them, and any such action could adversely affect the value of the PLUS or one or more of the underlying stocks. These legislative and regulatory actions could result in restrictions on the PLUS or the delisting of one or more of the underlying stocks. You may lose a significant portion or all of your initial investment in the PLUS, including if one or more of the underlying stocks are delisted or if you are forced to divest the PLUS due to the government mandates, especially if such divestment must be made at a time when the value of the PLUS has declined.
▪	The anti-dilution protection for the underlying stocks is limited and may be discretionary. The calculation agent will make adjustments to the stock adjustment factor of an underlying stock and other adjustments for certain corporate events affecting that underlying stock. However, the calculation agent will not make an adjustment in response to all events that could affect any underlying stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the PLUS may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the PLUS in making these determinations.

October 2023	Page 13

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Underlying Stocks due April 29, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Basket Overview

The basket is an equally weighted basket composed of four underlying stocks.

Basket Components

All information contained in this document on the underlying stocks and on the underlying stock issuers is derived from publicly available sources, without independent verification. Each underlying stock is registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and is listed on the exchange provided in the table below, which we refer to as the relevant exchange for purposes of that underlying stock in the accompanying product supplement. Information provided to or filed with the SEC by an underlying stock issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided in the table below, and can be accessed through www.sec.gov.

Schlumberger N.V. (Schlumberger Limited).  Schlumberger N.V. (Schlumberger Limited), a Curaçao company, is a technology company that partners with customers to access energy by providing digital solutions and deploying technologies for the global energy industry..

Occidental Petroleum Corporation.  Occidental Petroleum Corporation explores for, develops and produces oil (which includes condensate), natural gas liquids (“NGLs”) and natural gas; manufactures and markets basic chemicals and vinyls; purchases, markets, gathers, processes, transports and stores oil, NGLs, natural gas, carbon dioxide and power.

Nabors Industries Ltd.  Nabors Industries Ltd., a Bermuda company, owns and operates a land-based drilling rig fleet; is a provider of offshore rigs in the United States and international markets; provides performance tools, directional drilling services, tubular running services and other technologies for its own rig fleet and those operated by third parties; and manufactures advanced drilling equipment and provides drilling rig instrumentation.

Transocean Ltd.  Transocean Ltd. is an international provider of offshore contract drilling services for oil and gas wells.

Basket component information as of October 13, 2023
Underlying stock issuer	Bloomberg Ticker Symbol	Relevant exchange	SEC file number	Current Value	52 Weeks Ago	52 Week High	52 Week Low	Basket component weighting
Schlumberger N.V. (Schlumberger Limited)	SLB	New York Stock Exchange	001-04601	$58.96	$44.19 (on 10/13/2022)	$62.10 (on 9/12/2023)	$42.16 (on 10/14/2022)	25.00%
Occidental Petroleum Corporation	OXY	New York Stock Exchange	001-09210	$64.37	$68.00 (on 10/13/2022)	$75.97 (on 11/7/2022)	$56.07(on 6/23/2023)	25.00%
Nabors Industries Ltd.	NBR	New York Stock Exchange	001-32657	$118.35	$123.90 (on 10/13/2022)	$187.99 (on 2/8/2023)	$83.70 (on 5/31/2023)	25.00%
Transocean Ltd.	RIG	New York Stock Exchange	001-38373	$7.71	$2.95 (on 10/13/2022)	$8.80 (on 7/31/2023	$2.91 (on 10/14/2022)	25.00%

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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Underlying Stocks due April 29, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The following graph is calculated to show the performance of the basket during the period from January 2, 2018 through October 13, 2023, assuming the basket components are weighted as set out above such that the initial basket value was 100 on January 2, 2018 and illustrates the effect of the offset and/or correlation among the basket components during that period. The graph does not take into account the leverage factor on the PLUS or the maximum payment at maturity, nor does it attempt to show your expected return on an investment in the PLUS. You cannot predict the future performance of any basket component or of the basket as a whole, or whether increases in the value of any basket component will be offset by decreases in the values of the other basket components. The historical value performance of the basket and the degree of correlation between the value trends of the basket components (or lack thereof) should not be taken as an indication of its future performance.

Historical Basket Performance January 2, 2018 through October 13, 2023

The following graphs set forth the official daily closing prices for each of the basket components for the period from January 2, 2018 through October 13, 2023. The related tables set forth the published high, low and end-of-quarter closing prices for, as well as dividends on, each basket component for each quarter in the same period. We obtained the closing price information above and the information in the tables and graphs from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. The historical closing prices and historical performance of the basket components should not be taken as an indication of future performance, and no assurance can be given as to the closing prices and basket closing value on the valuation date. There can be no assurance that the basket will appreciate over the term of the PLUS so that you do not suffer a loss on your initial investment in the PLUS.

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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Underlying Stocks due April 29, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Historical Performance of the Common Stock of Schlumberger N.V. (Schlumberger Limited) January 2, 2018 through October 13, 2023

Common Stock of Schlumberger N.V. (Schlumberger Limited)	High	Low	Period End	Dividends (Declared)
2018
First Quarter	$79.79	$63.21	$61.89	$0.500
Second Quarter	$75.03	$63.48	$68.24	$0.500
Third Quarter	$69.49	$59.70	$70.61	$0.500
Fourth Quarter	$63.11	$35.19	$75.32	$0.500
2019
First Quarter	$45.90	$37.20	$69.90	$0.500
Second Quarter	$47.41	$34.69	$64.92	$0.500
Third Quarter	$40.97	$31.25	$68.48	$0.500
Fourth Quarter	$40.79	$30.71	$72.26	$0.500
2020
First Quarter	$40.82	$12.05	$67.41	$0.500
Second Quarter	$23.65	$12.59	$75.94	$0.125
Third Quarter	$20.36	$15.56	$75.74	$0.125
Fourth Quarter	$23.45	$14.18	$57.35	$0.125
2021
First Quarter	$29.95	$21.81	$66.12	$0.125
Second Quarter	$36.52	$25.25	$63.71	$0.125
Third Quarter	$33.07	$26.44	$59.20	$0.125
Fourth Quarter	$34.74	$28.38	$60.04	$0.125
2022
First Quarter	$45.08	$31.72	$29.06	$0.125
Second Quarter	$49.57	$34.98	$35.76	$0.175
Third Quarter	$40.38	$31.33	$35.90	$0.175
Fourth Quarter	$54.82	$38.30	$53.46	$0.175
2023
First Quarter	$58.46	$44.57	$49.10	$0.250
Second Quarter	$52.63	$42.83	$49.12	$0.250
Third Quarter	$62.10	$49.12	$58.30	$0.250
Fourth Quarter (through October 13, 2023)	$58.96	$55.40	$58.96	—

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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Underlying Stocks due April 29, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Historical Performance of the Common Stock of Occidental Petroleum Corporation January 2, 2018 through October 13, 2023

Common Stock of Occidental Petroleum Corporation	High	Low	Period End	Dividends (Declared)
2018
First Quarter	$77.63	$62.96	$64.96	$0.77
Second Quarter	$86.48	$64.67	$83.68	$0.77
Third Quarter	$85.70	$75.74	$82.17	$0.78
Fourth Quarter	$83.13	$57.11	$61.38	$0.78
2019
First Quarter	$68.25	$61.24	$66.20	$0.78
Second Quarter	$68.37	$47.43	$50.28	$0.78
Third Quarter	$53.17	$42.13	$44.47	$0.79
Fourth Quarter	$44.23	$37.34	$41.21	$0.79
2020
First Quarter	$47.26	$9.69	$11.58	$0.80
Second Quarter	$24.40	$10.74	$18.30	—
Third Quarter	$18.18	$9.99	$10.01	$0.01
Fourth Quarter	$21.31	$8.88	$17.31	$0.01
2021
First Quarter	$31.23	$17.45	$26.62	$0.01
Second Quarter	$32.91	$23.20	$31.27	$0.01
Third Quarter	$32.86	$21.95	$29.58	$0.01
Fourth Quarter	$35.36	$26.98	$28.99	$0.01
2022
First Quarter	$60.96	$31.06	$56.74	$0.13
Second Quarter	$70.86	$54.82	$58.88	$0.13
Third Quarter	$75.26	$57.23	$61.45	$0.13
Fourth Quarter	$75.97	$61.80	$62.99	$0.13
2023
First Quarter	$67.09	$56.80	$62.43	$0.18
Second Quarter	$65.18	$56.07	$58.80	$0.18
Third Quarter	$67.30	$57.61	$64.88	$0.18
Fourth Quarter (through October 13, 2023)	$64.37	$59.42	$64.37	—

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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Underlying Stocks due April 29, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Historical Performance of the Common Shares of Nabors Industries Ltd. January 2, 2018 through October 13, 2023

Common Shares of Nabors Industries Ltd.	High	Low	Period End	Dividends (Declared)
2018
First Quarter	$422.50	$322.00	$349.50	$3.00
Second Quarter	$430.50	$310.00	$320.50	$3.00
Third Quarter	$336.00	$285.00	$308.00	$3.00
Fourth Quarter	$327.00	$94.50	$100.00	$3.00
2019
First Quarter	$185.00	$109.50	$172.00	$0.50
Second Quarter	$200.50	$101.00	$145.00	$0.50
Third Quarter	$152.00	$82.50	$93.50	$0.50
Fourth Quarter	$157.50	$78.00	$144.00	$0.50
2020
First Quarter	$166.50	$16.00	$19.51	$0.50
Second Quarter	$84.16	$10.27	$37.02	—
Third Quarter	$55.15	$23.51	$24.44	—
Fourth Quarter	$75.44	$23.34	$58.23	—
2021
First Quarter	$130.49	$57.34	$93.45	—
Second Quarter	$126.34	$80.85	$114.24	—
Third Quarter	$117.75	$67.26	$96.48	—
Fourth Quarter	$125.88	$75.12	$81.09	—
2022
First Quarter	$163.47	$90.95	$152.72	—
Second Quarter	$200.02	$120.99	$133.90	—
Third Quarter	$147.53	$94.40	$101.45	—
Fourth Quarter	$178.47	$112.29	$154.87	—
2023
First Quarter	$187.99	$107.56	$121.91	—
Second Quarter	$132.51	$83.70	$93.03	—
Third Quarter	$138.38	$90.27	$123.14	—
Fourth Quarter (through October 13, 2023)	$118.35	$104.86	$118.35	—

October 2023	Page 18

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Underlying Stocks due April 29, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Historical Performance of the Shares of Transocean Ltd. January 2, 2018 through October 13, 2023

Shares of Transocean Ltd.	High	Low	Period End	Dividends (Declared)
2018
First Quarter	$12.20	$9.01	$9.90	—
Second Quarter	$13.75	$9.59	$13.44	—
Third Quarter	$14.08	$10.65	$13.95	—
Fourth Quarter	$14.18	$6.34	$6.94	—
2019
First Quarter	$9.49	$7.14	$8.71	—
Second Quarter	$9.65	$5.42	$6.41	—
Third Quarter	$6.51	$3.86	$4.47	—
Fourth Quarter	$6.88	$4.09	$6.88	—
2020
First Quarter	$7.17	$1.04	$1.16	—
Second Quarter	$3.75	$0.84	$1.83	—
Third Quarter	$2.48	$0.80	$0.81	—
Fourth Quarter	$2.57	$0.67	$2.31	—
2021
First Quarter	$4.68	$2.32	$3.55	—
Second Quarter	$4.65	$3.13	$4.52	—
Third Quarter	$5.08	$2.88	$3.79	—
Fourth Quarter	$4.10	$2.76	$2.76	—
2022
First Quarter	$5.03	$3.12	$4.57	—
Second Quarter	$4.81	$3.28	$3.33	—
Third Quarter	$3.91	$2.36	$2.47	—
Fourth Quarter	$4.73	$2.67	$4.56	—
2023
First Quarter	$7.61	$4.27	$6.36	—
Second Quarter	$7.04	$5.65	$7.01	—
Third Quarter	$8.80	$6.97	$8.21	—
Fourth Quarter (through October 13, 2023)	$7.88	$7.42	$7.71	—

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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Underlying Stocks due April 29, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information about the PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the PLUS will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 1 PLUS
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the PLUS:

The estimated value of the PLUS set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the PLUS, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the PLUS. The estimated value of the PLUS does not represent a minimum price at which JPMS would be willing to buy your PLUS in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the PLUS as well as the higher issuance, operational and ongoing liability management costs of the PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the PLUS and any secondary market prices of the PLUS. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS — The estimated value of the PLUS is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the PLUS is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the PLUS on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS — The estimated value of the PLUS does not represent future values of the PLUS and may differ from others’ estimates” in this document.

The estimated value of the PLUS will be lower than the original issue price of the PLUS because costs associated with selling, structuring and hedging the PLUS are included in the original issue price of the PLUS. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the PLUS and the estimated cost of hedging our obligations under the PLUS. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the PLUS may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS — The estimated value of the PLUS will be lower than the original issue price (price to public) of the PLUS” in this document.

Secondary market prices of the PLUS:	For information about factors that will impact any secondary market prices of the PLUS, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS —Secondary market prices of the PLUS will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the PLUS will be partially paid back to you in connection with any repurchases of your PLUS by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the PLUS. The length of any such initial period reflects the structure of the PLUS, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the PLUS and when these costs are incurred, as determined

October 2023	Page 20

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Underlying Stocks due April 29, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS — The value of the PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the PLUS for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the PLUS.

Based on current market conditions, in the opinion of our special tax counsel, your PLUS should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your PLUS should be treated as long-term capital gain or loss if you hold your PLUS for more than a year, whether or not you are an initial purchaser of the PLUS at the issue price. However, the IRS or a court may not respect this treatment of the PLUS, in which case the timing and character of any income or loss on your PLUS could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the PLUS, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2025 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the PLUS with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the PLUS. You should consult your tax adviser regarding the potential application of Section 871(m) to the PLUS.

Supplemental use of proceeds and hedging:

The PLUS are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the PLUS. See “How the PLUS Work” in this document for an illustration of the risk-return profile of the PLUS and “Basket Overview” in this document for a description of the market exposure provided by the PLUS.

The original issue price of the PLUS is equal to the estimated value of the PLUS plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the PLUS, plus the estimated cost of hedging our obligations under the PLUS.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the PLUS in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each PLUS.

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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Four Underlying Stocks due April 29, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.
Where you can find more information:

You may revoke your offer to purchase the PLUS at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the PLUS prior to their issuance. In the event of any changes to the terms of the PLUS, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these PLUS are a part, and the more detailed information contained in the accompanying product supplement.

This document, together with the documents listed below, contains the terms of the PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 4-I dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

• Prospectus supplement and prospectus, each dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

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